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                                                                    EXHIBIT 10.4

                                                             [EXECUTION VERSION]

                 SHARE TRANSFER AND DEBT RESTRUCTURING AGREEMENT

                                   RELATING TO

                     BEIJING WANWEI PHARMACEUTICAL CO. LTD.

                                     BETWEEN

                       BEIJING WANHUI PHARMACEUTICAL GROUP

                                       AND

                          BEIJING MED-PHARM CORPORATION

                             DATED DECEMBER 15, 2004

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                                     CONTENT

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CLAUSE                                                                                                        PAGE
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
RECITALS...................................................................................................    1

ARTICLE 1  SHARE TRANSFER..................................................................................    2

ARTICLE 2  DEBT RESTRUCTUING AND CONSIDERATRION FOR THE SHARE TRANSFER.....................................    4

ARTICLE 3  ARRANGEMENTS DURING TRANSITION PERIOD...........................................................    8

ARTICLE 4  REPRESENTATIONS, WARRANTIES AND UNDETAKINGS.....................................................    8

ARTICLE 5  EFFECTIVENESS AND TERMINATION...................................................................   11

ARTICLE 6  FORCE MAJEURE...................................................................................   12

ARTICLE 7  BREACH OF CONTRACT..............................................................................   12

ARTICLE 8  DISPUTE RESOLUTION..............................................................................   13

ARTICLE 9  GOVERNING LAW...................................................................................   14

ARTICLE 10 NOTICES.........................................................................................   14

ARTICLE 11 MISCELLANEOUS PROVISIONS........................................................................   14

SIGNATURE PAGE.............................................................................................   16

SCHEDULE 1.................................................................................................   18

SCHEDULE 2.................................................................................................   22

SCHEDULE 3A................................................................................................   23

SCHEDULE 3B................................................................................................   24

SCHEDULE 3C................................................................................................   25

SCHEDULE 3D................................................................................................   26

SCHEDULE 4.................................................................................................   28

SCHEDULE 5.................................................................................................   38

SCHEDULE 6.................................................................................................   39

SCHEDULE 7.................................................................................................   44

SCHEDULE 8.................................................................................................   51

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                 SHARE TRANSFER AND DEBT RESTRUCTURING AGREEMENT

This Share Transfer and Debt Restructuring Agreement (this "AGREEMENT") is made in Beijing on December 15, 2004 by and between:

(1) BEIJING WANHUI PHARMACEUTICAL GROUP ("WANHUI GROUP"), a wholly state owned enterprise organized and existing under the laws of the People's Republic of China (the "PRC"), with its domicile at No. 129, Xuanwumen Xi Da Jie, Xicheng District, Beijing, legal representative being Zhaoyi Wang;

(2) BEIJING MED-PHARM COPORATION ("BMP"), a corporation organized under the laws of the State of Delaware, the United States, with its domicile at 1180 Main Street, Coventry, CT 06238, legal representative being Xiaoying Gao (Title: Chief Executive Officer and President; Nationality: USA).

Wanhui Group and BMP hereinafter individually referred to as a "PARTY" and collectively referred to as the "PARTIES".

                                    RECITALS

(1) WHEREAS, Beijing Wanwei Pharmaceutical Co., Ltd. (the "COMPANY") is a limited liability company established under the laws of the PRC, with its registered capital being RMB5,880,000.00 yuan. Wanhui Group holds 80% of its equity interests, and Wen Xinholds the remaining 20%;

(2) WHEREAS, meanwhile Wanhui Group is a creditor of the Company. Since the Company is not able to discharge its indebtedness due and payable to Wanhui Group, Wanhui Group wishes to restructure the debt of the Company pursuant to the terms and conditions of this Agreement with the participation of BMP and to transfer its equity interests in the Company to BMP;

(3) WHEREAS, BMP agrees to acquire Wanhui Group's equity interests in the Company and to participate in the debt restructuring of the Company as per the terms and conditions of this Agreement;

(4) WHEREAS, BMP has entered into a Share Transfer Agreement with Wen Xin, the other shareholder of the Company, on the date hereof to acquire [name of the other shareholder of the Company]'s equity interests in the Company;

(5) WHEREAS, Wanhui Group and Wen Xin agree to increase the registered capital of the Company from the current RMB5,880,000.00 yuan to US$ 1,750,000, and the amount of increased capital US$1,039,000 shall be fully subscribed by BMP;

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(6)   WHEREAS, both Parties acknowledge that the contemplated share transfer, capital increase and the debt restructuring of the Company shall be completed in compliance with the requirements of the relevant laws and regulations of the PRC and the provisions of the Articles of Association of the Company;

(7) WHEREAS, the Company has reported to the employees' representative meeting in respect of the restructuring of the Company with the participation of foreign investment. And Beijing Pharmaceutical Group Co., Ltd., its state-owned assets administration entity, has agreed with the contemplated debt restructuring and share transfer hereunder.

NOW,  THEREFORE Wanhui Group and BMP hereby agree as follows:

                            ARTICLE 1 SHARE TRANSFER

1.1 Wanhui Group agrees to transfer to BMP and BMP agrees to acquire from Wanhui Group the 80% equity interest (the "TRANSFERRED SHARES") held by Wanhui Group in the Company on the terms and conditions of this Agreement.

      Wanhui Group agrees that BMP shall fully subscribe the amount of the increased capital of the Company (the "AMOUNT OF INCREASED CAPITAL"), i.e.US$1,039,000. BMP shall contribute such Amount of Increased Capital to the Company in accordance with the provisions of the revised and restated Articles of Association of the Company.

1.2 Both Parties agree that from the date when all of the following conditions precedent have been satisfied (the "DATE OF TRANSFER"), BMP shall be the owner of the Transferred Shares and become the shareholder of the Company:

      (1) For the purpose of the transactions hereunder, Wanhui Group has been provided by Yue Hua Certified Accounting Firm with the Asset Evaluation Report (summary attached hereto as Schedule 1) with the base date being April 30, 2004 (the "BASE DATE"). And such report has been filed with Beijing State-owned Assets Administration Bureau or its authorized entity, Beijing Pharmaceutical Group Co., Ltd.;

      (2) Beijing State-owned Assets Administration Bureau or its authorized entity, Beijing Pharmaceutical Group Co., Ltd., has approved the terms and conditions of the debt restructuring and share transfer provided in this Agreement;

      (3) Wanhui Group has listed the Transferred Shares at Beijing Equity Exchange and BMP has become the transferee of the Transferred Shares;

      (4) The share transfer contemplated under this Agreement, the share transfer

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            contemplated under the Share Transfer Agreement between BMP and
            [name of the other shareholder of the Company], and the revised Articles of Association of the Company have been approved by the Ministry of Commerce or its authorized authority (the "EXAMINATION AND APPROVAL AUTHORITY") and the Company has been issued with an Approval Certificate of Foreign Investment Enterprise;

      (5) Beijing Drug Administration Bureau has renewed the Pharmaceutical Distribution License of the Company for an additional five years and has approved the change of legal representative and other issues (if any) thereon;

      (6) The amendment registration in respect of the share transfer contemplated hereunder, the share transfer contemplated under the Share Transfer Agreement between BMP and Wen Xin, and the revised Articles of Association of the Company has been effected with Beijing Administration for Industry and Commerce (the "REGISTRATION AUTHORITY"); and

      (7) There shall have been no material adverse change in the financial condition, operations or business prospects of the Company during the Transition Period, as such terms are defined in Article 3.1, with the exception of any such material adverse change resulting from an action or inaction taken by the Company with the approval of the Supervision Committee as such terms are defined in Article 3.1.

      Upon the completion of the share transfer hereunder and the share transfer as contemplated under the share transfer agreement between BMP and [name of the other shareholder of the Company], BMP shall become the sole shareholder of the Company, and the Company shall be converted into a wholly foreign owned enterprise pursuant to the PRC law.

1.3 Wanhui Group confirms that, prior to the execution of this Agreement, the shareholders' meeting of the Company has adopted a valid resolution approving the transfer of the Transferred Shares to BMP from Wanhui Group, the subscription by BMP of the Amount of Increased Capital and the corresponding amendments to the Articles of Association of the Company.

1.4 Wanhui Group confirms that Wen Xin has waived its right of first refusal with respect to the Transferred Shares prior to the execution of this Agreement, and its consent letter is attached hereto as Schedule 2.

1.5 No later than three (3) months after the date hereof, both parties shall cause the Company to submit this Agreement, the revised Articles of Association of the Company and an original copy of the duly signed resolution referred to in Article 1.3 above together with other necessary application documents to the Examination and Approval Authority.

1.6 Both Parties shall take their best endeavour to obtain the approval from the Examination and Approval Authority, to assist the Company in going through the amendment registration

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      formalities with the Registration Authority and to obtain other government approval, verification or registration which are required for the purpose to implement the share transfer and debt restructuring hereunder.

      ARTICLE 2 DEBT RESTRUCTUING AND CONSIDERATRION FOR THE SHARE TRANSFER

2.1   Debts to be restructured

      Wanhui Group hereby represents and confirms that the following credit rights and debt between the Company and itself shall be restructured in accordance with the terms and conditions of this Agreement:

      (1) RMB50,160,000.00 yuan owing to Wanhui Group by the Company as of the Base Date, including the principal and interests accrued thereon, the breakdown of which has been confirmed by Wanhui Group and the Company in writing and attached hereto as Schedule 3 (A); Wanhui Group confirms that such amount has contained all amounts owing to it by the Company as of the Base Date, excluding those incurred as a result of the normal business transactions with the Company;

      (2) RMB12,820,000.00 yuan owing to the Company by Wanhui Group as of the Base Date (no interest was charged thereon), which does not include any debt incurred in its normal course of business with Wanhui Group, and the breakdown of which has been confirmed by Wanhui Group and the Company in writing and attached hereto as Schedule 3 (B);

      (3) RMB7,000,000.00 yuan owing to Wanhui Group by the Company incurred after the Base Date, excluding any accrued interest thereon, the breakdown of which has been confirmed by Wanhui Group and the Company in writing and attached hereto as Schedule 3 (C); Wanhui Group confirms that such amount has contained all amounts owing to it by the Company from the Base Date till the date hereof, excluding those incurred as a result of the normal business transactions with the Company.

2.2   Debt Restructuring and the Payment of Considerations for Share Transfer

      As conditions to the share transfer hereunder, both Parties agree to have the credit rights and debts between Wanhui Group and the Company provided in Article 2.1 restructured as follows:

2.2.1 Set-off of the credit rights and indebtedness

      As the pre-condition for BMP to acquire the Transferred Shares from Wanhui Group and perform its obligations provided in Articles 2.2.2 and 2.2.3 herebelow, Wanhui Group

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      agrees that:

      (1) No interests shall be accrued on the amount owing to Wanhui Group by the Company as set forth in Article 2.1(1) from the Base Date;

      (2) The amount owing to Wanhui Group by the Company under Article 2.1(1) shall be set off against the amount owing to the Company by Wanhui Group under Article 2.1(2) on the date hereof. The confirmation letter issued by Wanhui Group and the Company with respect to their mutual acknowledgement to such set-off is attached hereto as
            Schedule 3(D).

      After the set-off mentioned above, the net amount owing to Wanhui Group by the Company which shall be restructured in accordance with the provisions herebelow shall be RMB 44,340,000.00 yuan or other amount as adjusted as per Article 2.4 hereof.

2.2.2 Debt to be paid by BMP on behalf of the Company

      As one of the considerations for transferring the Transferred Shares by Wanhui Group to BMP, BMP agrees to pay Wanhui Group as per this Article 2.2.2.

      (1) With respect to the net debt owing to Wanhui Group by the Company as provided in Article 2.2.1(2), BMP agrees to pay RMB 8 million yuan or other amount as adjusted as per Article 2.4 herein (the "DEBT TO BE PAID BY BMP") in accordance with the terms and conditions hereunder;

      (2) Within ten (10) working days from the date hereof, BMP shall pay,through the Company,Wanhui Group 30% of the Debt to be Paid by BMP as down payment ("DOWN PAYMENT").

            Should this Agreement be terminated due to Wanhui Group, Wanhui Group shall return BMP the Down Payment plus the interest thereon calculated at prevailing deposit interest rate with the same tenure within five (5) working days upon the receipt of payment notice from BMP.

            Should this Agreement be terminated due to BMP, Wanhui Group will not return the Down Payment.

            Should this Agreement be terminated due to reasons neither attributable to Wanhui Group nor BMP, Wanhui Group shall return BMP the Down Payment plus the interest thereon calculated at prevailing deposit interest rate with the same tenure within five (5) working days upon the receipt of payment notice from BMP.

      (3) Subject to the satisfaction of the following conditions, BMP shall, through the Company, pay Wanhui Group the rest of the Debt to be Paid by BMP within thirty

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            (30) working days after the Date of Transfer:

            (a) All the Schedules hereof have been executed pursuant to the provided form and have become effective; and

            (b) Wanhui Group has not violated any of its representations, warranties and undertaking made hereunder.

            Except otherwise mutually agreed in writing, BMP shall be entitled to terminate this Agreement if the above conditions fail to be satisfied within three (3) months after the Date of Transfer.

      (4) BMP shall make payment in accordance with this Article 2.2.2 in equivalent US dollars amount calculated at the average rate between US dollars and RMB promulgated by the People's Bank of China on the date of payment. Wanhui Group shall notify BMP in writing of its bank account to receive such payments and the payment itinerary in advance.

2.2.3 Debt to be paid via loan arranged by BMP

      In addition to Article 2.2.2, as the other consideration for transferring the Transferred Shares by Wanhui Group to BMP, BMP agrees to arrange entrusted loan to the Company as per this Article 2.2.3 in order to enable the Company to repay Wanhui Group in accordance with the following provisions.

      (1) With respect to the net debt owing to Wanhui Group by the Company as provided in Article 2.2.1(2), BMP agrees to arrange a lender to provide entrusted loan to the Company in order to enable the Company to repay RMB7 million yuan (the "DEBT PAID VIA ARRANGEMENT BY BMP") to Wanhui Group;

      (2) The Company, the lender arranged by BMP and CITIC Industrial Bank shall enter into an entrusted loan contract substantially complying with Schedule 4 hereof on the date hereof. The facility amount shall be applied to repay Wanhui Group the amount owing to Wanhui Group set forth in Clause 2.2.3(1) within five (5) working days as of the date hereof;

      (3) Should this Agreement be terminated due to Wanhui Group, and the Company fail to repay the lender arranged by BMP the principal and interest due plus all reasonable expenses incurred by the lender arranged by BMP with regard to such entrusted loan, including but not limited to the commission fees thereon (if any), Wanhui Group agrees that, as the guarantor of the Company, it shall pay the lender arranged by BMP any amount payable by the Company on behalf of the Company within five (5) working days after the receipt of the notice of repayment from CITIC Industrial Bank.

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            Should this Agreement be terminated due to BMP, the Company shall not be obligated to repay the lender arranged by BMP the interest due and payable. The Company shall repay the lender arranged by BMP the principal within two (2) working days after CITIC Industrial Bank issues notice of repayment. If the Company fails to repay the principal, Wanhui Group agrees that, as the guarantor of the Company, it shall pay such principal to the lender arranged by BMP on behalf of the Company within five (5) working days after the receipt of the notice of repayment from CITIC Industrial Bank.

            Should this Agreement be terminated due to reasons neither attributable to Wanhui Group nor BMP, and the Company fail to repay the lender arranged by BMP the principal and interest due plus all reasonable expenses incurred by the lender arranged by BMP with regard to such entrusted loan, including but not limited to the commission fees thereon (if any), Wanhui Group agrees that, as the guarantor of the Company, it shall pay the lender arranged by BMP any amount payable by the Company on behalf of the Company within five (5) working days after the receipt of the notice of repayment from CITIC Industrial Bank.

2.2.4 Debt to be forgiven

      As a pre-condition to BMP's acquisition of the Transferred Shares from Wanhui Group and BMP's performance of its obligations provided in the above-mentioned Articles 2.2.2 and 2.2.3, Wanhui Group agrees that, as of the date hereof, except for the Debt to be Paid by BMP and Debt Paid via Arrangement by BMP, the Company shall be exempted from paying the rest of the net debt provided in Article 2.2.1(2), including the principal and accrued interests, totalling RMB29,340,000.00 yuan or other amount as adjusted as per Article 2.4 herein (the "FORGIVEN DEBT").

2.3 In consideration that BMP performs its obligations under Articles 2.2.2 and 2.2.3 herein, Wanhui Group agrees and confirms that BMP shall not be obligated to pay any additional amount with respect to the Transferred Shares.

2.4 Both Parties confirm that the credit and debt amount provided in Articles 2.1(1) and 2.1(2) are based on the Asset Evaluation Report issued by Yue Hua Certified Accounting Firm.

      Both Parties agree that the amounts of the Debt to be Paid by BMP and/or the Forgiven Debt shall be adjusted accordingly should substantial mistakes be found in the said evaluation report or the net assets of the Company changes substantially during the period from the Base Date to the date hereof. Where the net assets of the Company changes beyond RMB 200,000.00 yuan as confirmed by a PRC certified public accountants mutually recognized by both parties in accordance with PRC accounting system, the amounts of the Debt to be Paid by BMP shall be increased or decreased by such amount. However, any change to the net assets arising from the debt restructuring shall not be calculated for such

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      purpose.

      Both parties agree that if the Company need pay any tax due to the debt restructuring, the Debt to be Paid by BMP shall be reduced accordingly by such amount.

                 ARTICLE 3 ARRANGEMENTS DURING TRANSITION PERIOD

3.1 Both Parties shall take all necessary measures to ensure the proper operation and smooth transition of the Company between the date hereof and the Date of Transfer ("TRANSITION PERIOD"). Both parties agree that BMP, Wanhui Group and [the other shareholder] shall appoints respective delegates to establish a supervision committee. Such committee shall be composed of seven members, with BMP appointing three, Wanhui Group appointing three, the other shareholder appointing one. The chairman of the supervision committee shall be from the delegates appointed by BMP. Any major decisions shall not be concluded unless approved by half (inclusive) of all the members of the supervision committee. No major business decision of the Company shall be made without prior consent of such supervision committee.

3.2 During the Transition Period, Wanhui Group shall not enter into agreement or document related to the Transferred Shares with any third party, including but not limited to the transfer of the Transferred Shares in whatever means, pledge or any kinds of disposal of the Transferred Shares.

3.3 Wanhui Group agrees that the Company will not make dividend distribution, in whatever manner, during the Transition Period. BMP shall be entitled to delegate its financial personnel to supervise the financial operation of the Company.

              ARTICLE 4 REPRESENTATIONS, WARRANTIES AND UNDETAKINGS

4.1 Each Party represents and warrants to the other Party that, on the date hereof, the Date of Transfer and each payment date:

      (1) It has full power and authorization to execute and perform this Agreement and its Schedules;

      (2) This Agreement shall be legally binding on such Party as of the Effective Date; the execution and performance of this Agreement and its Schedules to which it is a party does not violate its Articles of Association or the provisions of any contracts, agreements or other legal documents to which it is a party; and

      (3) No lawsuit, arbitration or other legal or governmental proceeding is pending or threatened against it that would affect its ability to perform its obligations under this

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            Agreement.

4.2 Wanhui Group hereby represents and warrants to BMP that, on the date hereof, the Date of Transfer and each payment date:

      (1) The Company is legally incorporated and duly existing under PRC law, having all powers and government authorization, permit, consent and approval which are required for it to carry out its current business, which will not be terminated or prejudiced or may be terminated due to the transactions hereunder;

      (2) Wanhui Group is the sole legal owner of the Transferred Shares. The Transferred Shares shall be free of any security interest or any third party dispute;

      (3) Except expressly provided in this Agreement and its Schedules, the execution and performance of this Agreement and each Schedule to which it is a party shall not be subject to any government approval, verification or filling requirement, nor requiring any consent, permit or approval of any third party;

      (4)   Except for the interest accrued under the loan provided under
            Schedule 3C, the aggregate principal amount and accrued interest owed by the Company to Wanhui Group or any of its affiliates is RMB 57,160,000.00 yuan and after BMP and/or the Company pays an aggregate RMB 15,000,000.00 yuan or other amount adjusted as per
            Article 2.4 herein to Wanhui Group in accordance with the terms of this Agreement, neither BMP nor the Company shall have any further monetary obligations to Wanhui Group or any of its affiliates. "Affiliate" in the Agreement means "(i) any entity that, directly or indirectly through one or more intermediaries, controls Wanhui Group or is controlled by Wanhui Group or controlled by the same one or more intermediaries as Wanhui Group does and (ii) any entity in which Wanhui Group has an equity interest greater than 10% (inclusive).

      (5) Except as set forth on Schedule 5, the Company does not owe any principal amount and/or accrued interest to any third party other than those arising from normal business transaction.

      (6)   The number of the existing employees of the Company is eighty-two
            (82), among which, five (5) are engaged as per respective service agreement. The Company has entered into labor contracts with the rest seventy-seven (77) employees. Except for salary, social insurance, economic compensation (if any) and service fee which are stipulated in relevant labour contracts, service agreement and disclosed in Schedule 6, the Company has no monetary obligations to current employees.

      (7) There are no pending or threatened labour disputes between the Company and its existing employees and those who used to be employed by the Company. And there exist no situations which may give rise to labour disputes. The Company has no

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            monetary obligations to any former employees of the Company which have been terminated and such employees have no legal right which would require the Company to rehire such former employees.

      (8) Materials provided to BMP by Wanhui Group directly or via the Company (list of which is attached hereto as Schedule 6) are true, accurate and complete. Such materials truly and fairly reflect the whole assets, actual and contingent liabilities including all provisions, tax and social welfare, financial situation of the Company on relevant date and operation results of relevant periods. Such materials have accurately reflected and disclosed all particular items. There exist no other rights or liabilities, actual or contingent, except for those which have been disclosed in this Agreement including the Schedules hereto;

      (9) There exists no pending or threatened lawsuit, arbitration, and government proceedings against the Company. And there have not incurred any events prior to the date hereof which may give rise to any such lawsuit, arbitration or government proceedings;

      (10) The Company shall maintain stability of its current management and key employees;

      (11) The Company has been operating lawfully since its incorporation and there has been no material violation of law; and

      (12) It is the legal owner of the offices and warehouse which the Company is using for the time being. It has the full right to lease such properties to the Company in accordance with the document set forth in Schedule 7 and Schedule 8. It will be responsible for obtaining all required approvals and going through all relevant registration formalities and bearing relevant fees arising therefrom on its own cost to make the lease provided in such Schedules legal and valid.

            Should Schedules 8 cannot be performed, in part or in whole, for reason not caused by the Company, Wanhui Group shall find the Company other premises which will be identically furnished as the current warehouse on same or better terms and conditions.

            Should it fail to find such substitute, it shall be obligated to compensate all costs and expenses the Company sustains in finding such a substitute.

      (13) The person who execute this Agreement for and on behalf of Wanhui Group shall be the legal representative of Wanhui Group or his/her authorized representative, and has right to execute this Agreement on behalf of Wanhui Group

4.3   BMP hereby represents and warrants to Wanhui Group that:

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      (1)   BMP is legally incorporated and duly existing under the law of
            Delaware, having all powers and government authorization, permit, consent and approval which are required for it to carry out its current business, which will not be terminated or prejudiced or may be terminated due to the transactions hereunder;

      (2) BMP shall provide all documents required for going through the share transfer, and guarantee the truthfulness and legality of such documents.

      (3) After the Date of Transfer, it will cause the Company to select the qualified ones from existing key managerial and technical personnel and engage them to proper positions to ensure the continuity and stability of the management and operation team of the Company;

      (4) It will cause the Company to allocate the existing employees properly in accordance with the labour laws and regulations and relevant employment contracts; However, it will cause the Company to renew the employment contracts with those employees, the tenure of whose employment contracts is less than one year as of the Date of Transfer;

      (5) It shall increase the registered capital of the Company to US$ 1,750,000 as per the revised Articles of Association of the Company; and

      (6) It shall pay the Debt to be Paid by BMP and arrange the entrusted loan in accordance with the terms and conditions of this Agreement; and

      (7) The person who executes this Agreement for and on behalf of BMP shall be the legal representative of BMP or his/her authorized representative, and has right to execute this Agreement on behalf of BMP.

4.4 Both Parties confirm that the execution and performance of this Agreement by any Party is in reliance on the above representations and warranties. Should any Party find any change with respect to the above prior to the Date of Transfer or any payment date, it shall promptly inform the other Party in writing. Except otherwise provided herein, both Parties shall negotiate to find solution.

                     ARTICLE 5 EFFECTIVENESS AND TERMINATION

5.1   Effectiveness

      This Agreement shall be formed upon the signing by the legal representatives or the authorized representatives of the Parties and/or being affixed with their official chops, and the part related to the share transfer will become effective from the date when approved by

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      the Examination and Approval Authority.

5.2   Termination

      This Agreement may be terminated if any of the following situations occurs:

      (1) If the transfer of the Transferred Shares to BMP has not been submitted to the Examination and Approval Authority, or the application has been rejected within three (3) months after the date hereof; or if the application has not been approved by the Examination and Approval Authority, or any of the other conditions precedent listed in Article 1.2 has not been met within six (6) months after the application has been submitted, either party has the right to terminate the Agreement upon written notice to the other party but that it will take the consent of both parties to extend either of the above periods;

      (2) Wanhui Group may terminate this Agreement should BMP delay the payment of the Debt to be Paid by BMP for a period of more than thirty (30) days;

      (3) Should either Party breach its representation, warranties and undertakings herein and fail to cure such breach within thirty (30) days after the notification by the other Party, the non-breaching Party shall be entitled to terminate this Agreement; or

      (4)   Other situations expressly provided herein or agreed by the Parties

5.3 Should the Agreement be terminated pursuant to Article 5.2, Wanhui Group shall return to BMP any amount BMP has paid within five (5) working days from the termination date, including the interest calculated at the prevailing deposit interest rate with the same tenure.

                             ARTICLE 6 FORCE MAJEURE

Neither party shall be held liable in the event this Agreement is suspended, in part or in whole, due to force majeure. The party such affected shall notify the other party in writing within seventy-two (72) hours as of the happening of the force majeure event, and provide the other party relevant evidencing documents issued by related government departments within seven (7) days as of the happening of the force majeure event. Where the force majeure event has lasted for ninety (90) days, both parties shall negotiate on the performance of this Agreement, including whether to terminate this Agreement. For the purpose of this Agreement, any significant adverse change to the business financial and/or operation of the Company between the date hereof and the Date of Transfer caused or to be caused by change of law shall be recognized as one type of force majeure.

                          ARTICLE 7 BREACH OF CONTRACT

Subject to other provisions of this Agreement, one Party shall be deemed to have violated this

Agreement if it fails to fulfill any obligations under this Agreement, or any of its representations and/or warranties under this Agreement is proved to be untrue or materially incorrect. The breaching Party shall correct its violation at its own cost within the period required by the other Party in the breaching notice, in no event more than thirty (30) days since it receives such notice from the other Party. Except for the other remedies provided in this Agreement, should the violation have not been corrected after the period requested in the breaching notice or thirty (30) days, the non-breaching Party shall have the right to terminate this Agreement and the Party at default shall compensate the other Party all economic losses incurred from or suffered due to such violation. The losses will include but not limited to all costs arising from the execution of this Agreement and the arbitration cost, legal fee, identification fee, travelling allowances and communication fee related to requiring the party at default for performance and claiming for liquidated damages.

                          ARTICLE 8 DISPUTE RESOLUTION

8.1   Friendly Consultations

      In the event of any dispute, controversy or claim (collectively, "DISPUTE") arising out of or relating to this Agreement, the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations.

8.2   Arbitration

      (1) If the Dispute is not resolved by friendly consultations within thirty (30) days after the commencement of such friendly consultations, then at any time either party may submit the Dispute to Hong Kong International Arbitration Center (the "HKIAC") in accordance with the United Nations Commission on International Trade Law Arbitration Rules (the "UNCITRAL") presently in force, which rules are deemed to be incorporated by reference into this clause.

      (2) The place of arbitration shall be Hong Kong and the arbitration shall be conducted in English.

      (3) The arbitration award shall be final and binding on both Parties, and both parties agree to be bound thereby and to act accordingly.

      (4) The costs of arbitration shall be borne by the Party or Parties as designated in the arbitration award.

8.3   Continuing Rights and Obligations

      When any Dispute occurs and is the subject of friendly consultations, joint conciliation or arbitration, the Parties shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations, under this Agreement, except in respect of those matters under Dispute.

                             ARTICLE 9 GOVERNING LAW

The validity, interpretation and implementation of this Agreement and dispute resolution shall be governed by the laws of the PRC which are published and publicly available.

                               ARTICLE 10 NOTICES

Any notice or written communication in connection with this Agreement by any Party to the other shall be made in both Chinese and English by courier service or by facsimile. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) working days after the letter is given to the courier service in the case of a courier service delivered letter and two (2) working days after successful dispatch in the case of a facsimile. All notices and communications shall be sent to the address set forth below, until the same is changed by notice given in writing to the other Party:

                   WANHUI GROUP:

                   No. 129, Xuanwumen Xi Da Jie, Xicheng District, Beijing
                   Attention:
                   Facsimile No:

                   With a copy to

                   Beijing Pharmaceutical Group Co. Ltd.

                   No. 30, Hetao Yuan, Guandongdian Bei Jie, Chao Yang District, Beijing
                   Attention:
                   Facsimile No:

                   BMP:

                   Beijing Med-Pharm Corporation
                   1180 Main Street, Coventry, CT 06238
                   Attention: Edvin Norse
                   Facsimile No: 001-860-742-1598

                       ARTICLE 11 MISCELLANEOUS PROVISIONS

11.1 Neither Party may assign this Agreement without the written consent of the other Party.

11.2 This Agreement is executed in Chinese and English, each in eight (8) originals. Both language versions shall be equally authentic.

11.3 Unless otherwise provided in this Agreement, this Agreement is severable in that if any provision hereof is determined to be illegal or unenforceable, the invalid provisions shall be deemed deleted without affecting the remaining provisions of this Agreement. The Parties shall attempt to replace the invalid provisions with valid provisions as closely aligned with the original intent of the Parties as possible.

11.4 This Agreement including the Schedules hereof constitutes the entire agreement between the Parties with respect to the subject matter hereof, supersedes any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the authorized representatives of the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their legal representatives or authorized representatives on the date first set forth above.

                                 SIGNATURE PAGE

BEIJING WANHUI PHARMACEUTICAL GROUP     BEIJING MED-PHARM CORPORATION

By: ILLEGIBLE                               By: XIAOYING GAO
    -----------------------------           -----------------------------

Name:                                   Name:
Title:                                  Title:
Nationality:                            Nationality:

          CONFIRMATION LETTER OF BEIJING PHARMACEUTICAL GROUP CO., LTD.

As the sole shareholder of Beijing Wanhui Pharmaceutical Group ("WANHUI GROUP") and the state owned assets administrator as authorized by Beijing State-owned Asset Administration Commission, with respect to the Share Transfer and Debt Restructuring Agreement entered into by and between Wanhui Group and Beijing Med-Pharm Corporation ("BMP") dated December 15, 2004, we confirm as follows:

1. We fully acknowledge the content of the above Share Transfer and Debt Restructuring Agreement, including its Schedules, and hereby approve the execution and performance of such Agreement (including its Schedules) by Wanhui Group;

2. Should Wanhui Group be dissolved or merged, or lose the capacity to perform the above-mentioned agreement (including its Schedules), we shall automatically take the place of Wanhui Group and become a party to the aforementioned agreement (including its Schedules) to perform all its duties and be responsible for all its obligations therein. Meanwhile, we shall enjoy all its rights thereunder.

3. This confirmation letter shall become effective upon being signed by our authorized representative and affixed with our official chop.

                                           BEIJING PHARMACEUTICAL GROUP CO. LTD.
                                           (Seal)

                                           BEIJING PHARMACEUTICAL GROUP CO. LTD.
                                           By:

                                           Date: December 15, 2004

                                   SCHEDULE 1

                     SUMMARY OF THE ASSET EVALUATION REPORT

                         YUE PING BAO ZI [2004] NO. 035

      This summary highlights selected information contained elsewhere in the Asset Evaluation Report. If you want to know all the information related to the evaluated project, you should carefully read the entire Asset Evaluation Report.
      This summary has the same legal effective as the main body of the Asset Evaluation Report.

As entrusted by Beijing Wanwei Pharmaceutical Co. Ltd (hereinafter referred to as "ENTRUSTING PARTY"), in accordance with regulations related to asset evaluation and based on the working principles of independence, objectivity and science, following recognized methods of assets evaluations, Yuehua Certified Public Accountants Co. Ltd (hereinafter referred to as the "COMPANY") has conducted evaluation on the assets and liabilities which are entrusted to be evaluated for the purpose of shares transfer by adopting cost method. The appraisers of the Company have gone through necessary evaluation formalities, including making on site visit to check and verify the assets and liabilities, and conducting necessary market investigations and inquiry, and have reached fair findings with respect to the market value of the entrusted assets and liabilities as dated April 30, 2004, the base date of the evaluation. The assets evaluation results are as following:

As of the Base Date, the book value of the entrusted assets is RMB 76,782,600 yuan, the liabilities are RMB 106,892,700 yuan, and the net asset is minus RMB 30,110,100.00 yuan; after adjustment, the book value of the asset of the Company is RMB 76,782,600 yuan, the liabilities are RMB 106,892,700 yuan, and the net asset is minus RMB 30,104,000.00 yuan; Assuming that the Company shall be operated as an on-going concern and the net assets shall be transacted at fair market value, the appraisal value of the assets of the Company as of the Base Date shall be RMB 85,361,800,000.00 yuan, the liabilities are RMB 106,892,700,000.00 yuan, the net asset is minus RMB 21,530,900.00 yuan.

The appraisal results of all types of assets and liabilities are indicated in the below Consolidated Sheet of the Assets Evaluations Results:

              CONSOLIDATED SHEET OF THE ASSETS EVALUATIONS RESULTS

                                                       Base Date: April 30, 2004

The name of unit occupying the assets: Wanwei Pharmaceutical Co. Ltd

                                                         (RMB, in ten thousands)

                                                           Appraisal    Adjusted   adjustment
                            Book net value  adjustment      Value        Balance      rate%
                            --------------  ----------     ---------    --------   ----------
  Items                          A              B              C          D=C-B     E=D/Bx100
  -----                     --------------  ----------     ---------    --------   ----------
Current assets        1        7,229.16       7,229.77      7,982.50      752.73        10.41
Long-term             2          145.00         145.00        272.97      127.97        88.26
investments
Fixed assets          3          185.85         185.85        160.89      -24.96       -13.43
Amid: Buildings       4
      Equipments      5          185.85         185.85        160.89      -24.96       -13.43
      Projects        6
under constructing
Invisible assets      7           22.13          22.13         23.70        1.57         7.09
Amid: Land use        8
   right

Other assets          9           96.12          96.12         96.12
    TOTAL ASSETS      10       7,678.26       7,678.87      8,536.18      857.31        11.16
Current debts         11      10,687.27      10,687.27     10,687.27
Long-term debts       12           2.00           2.00          2.00
    TOTAL DEBTS       13      10,689.27      10,689.27     10,689.27
     NET ASSETS       14      -3,011.01      -3,010.40     -2,153.09      857.31        28.48

Please refer to the evaluation breakdown for the detailed information of the appraisal conclusions.

This Report is just provided to the Entrusting Party for the purpose indicated herein. In accordance with the provisions of the state-owned assets administrations, the Report shall be effective after the filing with the state-owned assets administrations authority.

The Report shall be valid for a period of one year as of the base date of April 30, 2004.

The following matters herein should raise special attention to the users of this
Report:

1. The adjustment and appraisal to the assets and liabilities in the Report is made merely for the purpose of reflecting the assets value of entrusted assets. The Company does not intent to request the Entrusting Party to conduct relevant accounting treatment pursuant to this Report. The superior financial and tax competent authority of the Entrusting Party shall decide whether and how relevant account treatment shall be conducted.

2. Through the on-site check, the value of 10 of the entrusted assets increase. This Report is made pursuant to the inventory check, and does not adjust the income tax thereof.

3. The Report involves inventories located at places outside of Beijing amounting RMB 7,130,400 yuan. Since the appraisers of the Company did not make on-site check, the value of such assets is made pursuant to relevant financial materials provided by the enterprise, the descriptions and undertakings by the asset users, and by reference to the price standard as of the Base Date.

4. The assets and liabilities entrusted by the Entrusting Party have been audited by the Company, and an Audit Report numbered as Yue Zong Sheng Zi [2004] No. A518 has been issued. The Report is based on such audit of the Company.

5. The revenue for the principal operating of the Entrusting Party and the cost thereof interperiodly booked, which may affect the accounts receivables. Due to many reasons, we could not decide the amount such affected.

6. As of April 30, 2004, the Wait deal intangible assets loss of the Entrusting Party is minus RMB 320,641.75 yuan, which is mainly caused by RMB 4,981,308.65 yuan of uncollectible accounts receivables, and RMB 5,301,950.40 yuan of account payable. The uncollectible accounts receivable means those amounts that have been confirmed as uncollectible after review. However, RMB 1,394.58 yuan therein has been collected during the period from February to April of 2004; the issues of those accounts payables relate to those beyond statue limitation or those, upon inquiry, is owed to a party which is controlled by the same investor as the Entrusted Party, to whom the Entrusted Party also owes accounts payables. Due to the uncertainty of the above situations, we maintain the figures of such assets as they were. It shall be adjusted after the enterprise provides evidences. The amount of the net assets such affected is RMB 10,283,259.05 yuan.

7. Other receivables related to Li Wenming is RMB 5,594,271.00 yuan. We could not reach reasonable conclusion with respect to the collectivibilty of such amount based on the materials provided by the Entrusted Party. Hence, we maintain the figure as it is. This event was submitted to the Prosecutors' Office of Beijing Xicheng district in 2002, and then transferred to the Beijing First Prosecutors' Office. As of the report date of the Report, Beijing First Prosecutors' Office has filed lawsuit to Beijing Intermediate People's Court. Since this case is still pending, the result shall be adjusted in light of the court judgment. The amount of the net assets such affected is RMB 5,594,271.00 yuan.

Legal Representative:

Registered Asset Appraiser:

Registered Asset Appraiser:

Beijing Yuehua Certified Public Accountants Co. Ltd.

Beijing China

June 16, 2004

                                   SCHEDULE 2

                CONSENT LETTER ON WAIVING OF FIRST REFUSAL RIGHT

To:   BEIJING MED-PHARM CORPORATION

To whom it may concern:

    RE: THE TRANSFER OF 80% SHARES OF BEIJING WANWEI PHARMACEUTICAL CO., LTD.

1. I, owning 20% shares of the Beijing Wanwei Pharmaceutical Co., Ltd. (hereinafter the "COMPANY"), hereby unconditionally:

2. consent Beijing Med-Pharm Corporation ("BMP")'s acquisition of the 80% equity interest (hereinafter the "TRANSFERRED SHARES") in the Company held by Wanhui Pharmaceutical Group ("WANHUI GROUP") in accordance with the Share Transfer and Debt Restructuring Agreement (hereinafter the "SHARE TRANSFER AGREEMENT") entered into between BMP and Wanhui Group. This Letter of Consent shall become one appendix to the Share Transfer Agreement;

3. expressly declare to waive the right of first refusal to the Transferred Shares;

4. undertakes to provide all assistances necessary to complete the transaction under the Share Transfer Agreement.

This Letter of Consent shall come into effect upon signing.

This Letter of Consent shall be executed in both Chinese and English. Both versions shall be equally authentic.

By: Wen Xin

Date: December 15, 2004

                                   SCHEDULE 3A

      LIST OF DEBT OWING TO WANHUI GROUP BY THE COMPANY AS OF THE BASE DATE

1. The principal of loan owed to Wanhui Group by the Company, totaling RMB 40,300,000.00 yuan;

2. The interests of the loan owed to Wanhui Group by the Company, totaling RMB 3,760,000.00 yuan;

3. RMB 6,000,000.00 yuan paid to Tianjin Taipin (Group) Co., Ltd. by Wanhui Group on behalf of the Company;

4. RMB100,000.00 yuan payable to Wanhui Group with respect to cost for discipline inspection.

In total: RMB50,160,000.00 yuan

BEIJING WANHUI PHARMACEUTICAL GROUP       BEIJING WANWEI PHARMACEUTICAL CO. LTD.

Authorized Representative:                Authorized Representative:

Date: December 15, 2004                   Date: December 15, 2004

                                   SCHEDULE 3B

      LIST OF DEBT OWING TO THE COMPANY BY WANHUI GROUP AS OF THE BASE DATE

1.    RMB12,660,000.00 yuan receivable from Beijing Ruizhan Pharmaceutical
      Material;

2.    RMB 150,000.00 yuan receivable from Wanhui Drug Store;

3.    RMB 10,000.00 yuan receivable from Wanhui Group.

In total: RMB 12,820,000.00 yuan


BEIJING WANHUI PHARMACEUTICAL GROUP      BEIJING WANWEI PHARMACEUTICAL CO. LTD.

Authorized Representative:               Authorized Representative:

Date: December 15, 2004                  Date: December 15, 2004

                                   SCHEDULE 3C

  LIST OF DEBT OWING TO WANHUI GROUP OR ITS AFFILIATES BY THE COMPANY FROM THE
                        BASE DATE TILL THE SIGNING DATE

  RMB 7,000,000.00 yuan loan advanced by Wanhui Group to the Company on July 9,
                                      2004

BEIJING WANHUI PHARMACEUTICAL GROUP      BEIJING WANWEI PHARMACEUTICAL CO. LTD.

Authorized Representative:               Authorized Representative:

Date: December 15, 2004                  Date: December 15, 2004

                                   SCHEDULE 3D

    ACKNOWLEDGEMENT OF THE DEBT RESTRUCTURING BY WANHUI GROUP AND THE COMPANY

In connection with the Share Transfer and Debt Restructuring Agreement between Beijing Wanhui Pharmaceutical Group ("WANHUI GROUP") and Beijing Med-Pharm Corporation dated December 15, 2004 (the "SIGNING DATE"), Wanhui Group and Beijing Wanwei Pharmaceutical Co. Ltd. ("THE COMPANY") hereby confirm:

1. As of the base date set forth in the Asset Evaluation Report issued by Yuehua Certified Accounting Firm (the "BASE DATE"), except the amount incurred during the normal business transactions between both parties, the total amount owing to Wanhui Group by the Company (including the principal and interests thereon) is RMB 50,160,000 yuan. Both parties have confirmed the breakdown thereof as set forth in Schedule 3(A) of the Share Transfer and Debt Restructuring Agreement. Wanhui Group confirms that such amount has contained all amounts owing to it by the Company as of the Base Date, excluding those incurred as a result of the normal business transactions with the Company;

2. As of the Base Date, except the amount incurred during the normal business transactions between both parties, the total amount owing to the Company by Wanhui Group is RMB12,820,000.00 yuan. There is no interest accrued on such amount. Both parties have confirmed the breakdown thereof as set forth in Schedule 3(B) of the Share Transfer and Debt Restructuring Agreement. The Company confirms that such amount has contained all amounts owing to it by Wanhui Group as of the Base Date, excluding those incurred as a result of the normal business transactions with Wanhui Group;

3. From the Base Date to the Signing Date, the principal amount of loan newly advanced by Wanhui Group to the Company is RMB7,000,000.00 yuan. Wanhui Group confirms that such amount contained all principal amount owing to it or any of its Affiliates by the Company from the Base Date to the Signing Date, excluding those incurred as a result of the normal business transaction;

4. Both parties confirm that the amount owing by the Company to Wanhui provided in above 1 and the amount owing by Wanhui Group to the Company provided in above 2 shall be set off on the Signing Date as contemplated in the Share Transfer and Debt Restructuring Agreement.

5. The Company acknowledges the restructuring arrangements with respect to the net amount of debt owing to Wanhui Group as contemplated in the Share Transfer and Debt Restructuring Agreement, and will take all actions necessary for implementation of such restructuring arrangements.

6. This acknowledgement shall become effective upon being signed by the authorized representative of the Parties and affixed with their official chops.

BEIJING WANHUI PHARMACEUTICAL GROUP      BEIJING WANWEI PHARMACEUTICAL CO. LTD.

Authorized Representative:               Authorized Representative:

Date: December 15, 2004                  Date: December 15, 2004

                                   SCHEDULE 4

                             ENTRUSTED LOAN CONTRACT

Party A: Beijing Med-pharm Market Calculating Co. Ltd. (principal)
Domicile: 2002, Capital Mansion, No. 6 South Xinyuan Road, Chaoyang
          District, Beijing China
Post Code: 10004
Telephone: 84862122
Fax: 84862121
Legal Representative:
Account Bank and Account Number:

Party B: China International Trust and Investment Industrial Bank (entrusted party)

Domicile:
Post Code:
Telephone:
Fax:
Legal representative/Person in Charge:
Account Bank and Account Number:

Party C: Beijing Wanwei Pharmaceutical Co. Ltd. (the party using the loan)
Domicile: No. 25, A Dong Hua Shi Bei Li, Chongwen District, Beijing, China Post Code: 100062
Telephone:
Fax:
Legal representative/Person in charge: Guo Yong
Account Bank and Account Number:

Signature place of the contract: Beijing

Signature date of the contract: December 15, 2004

In order to utilize its own fund more efficiently, Party A entrusted Party B to advance a loan to Party C. In accordance with the Contract Law and other relevant laws and regulations, after the equal consultation, Party A, Party B and Party C mutually agreed on the following terms:

ARTICLE 1 KIND OF CURRENCY, AMOUNT AND TERM OF THE ENTRUSTED LOAN

Party A entrusts its own fund to Party B to advance a loan to Party C, and shall recover the principal and obtain the interest within the agreed period. The currency of the loan under this Contract is RMB; the amount of the loan is seven million (in words); the term of the loan is nine months starting from _____, 2004 to _______ 2005.

ARTICLE 2 COMMISSION FEES

1. The rate of commission fees determined by Party B as per the actual amount and term of the loan provided shall be 2%.

2.    Method of collecting the commission fees

      Within three days after the effectiveness of this Contract, such fees shall be paid by Party C to Party B in a lump sum or be directly deducted from the account of Party C in lump sum.

3. Collection of such commission fees shall not be affected by whether the entrusted loan has been repaid or is early repaid.

ARTICLE 3 USAGE OF THE LOAN

1. Party C will use the principal under this Contract for the repayment of the indebtedness due and payable to Beijing Wanhui Pharmaceutical Group ("WANHUI GROUP"), but Party B shall not take any responsibility for utilization of such loan by Party C.

2. Without the written consent by Party A, Party C shall not change the usage of the loan.

ARTICLE 4 ACCOUNT OF PARTY A

1. Party A shall open a savings account of the entrusted loan with Party B within two days after the signing of this Contract.

2. Party A shall deposit the full amount of the entrusted loan in the amount of RMB seven million yuan into the savings account of the entrusted loan in a lump sum within three days after the signing of this Contract.

3. Under no circumstances shall the amount of each drawdown by Party C exceed the balance amount in the account of Party A.

ARTICLE 5 ACCOUNT OF PARTY C

1. After effectiveness of this Contract but before using the loan, Party C shall open the loan account, the RMB settlement account with Party B or its branches, in order to handle the formalities for drawdown, repayment of the principal, payment of interests and payment of fees, etc.

2. Party C shall deposit sufficient sum into the account for the payment by no less than 5 days before each due date of principle and interest.

3. Party B or its branches shall be given the first priority to deal with the settlement for transactions between Party C and Wanhui Group or its affiliates on the same conditions.

ARTICLE 6 INTEREST RATE OF THE ENTRUSTED LOAN AND METHOD OF INTEREST CALCULATION

1. The interest rate of the entrusted loan is 5.2 %. If Party A and Party C adjust the interest rate or change the method of interest calculation during the term of performing the Contract, Party A shall inform Party B in writing, and Party B shall calculate the interest in accordance with the adjusted interest rate from the second business day after receipt of the notice. The agreed interest rate shall not violate the provisions of the People's Bank of China.

2. The method of interest calculation: The interest is computed on the basis of the actual amount of drawdown and number of days elapsed from the first date of drawdown by Party C. The calculation is based on there are 360 days per year.

3. Payment of interests: Party C shall make payment for interest on quarterly basis, the interest payment dates being March 21, June 21, September 21 and December 21 each year. Except otherwise provided herein, if the last repayment date of the loan principal does not fall on an interest payment date, Party C shall pay off all the interest payable on the last repayment date of loan principal. Party B must make payment for interest on each interest payment date, or Party B may directly deduct the sum from the savings account of Party C. If Party C fails to pay interest in full on time and the balance amount of the savings account of Party C is not sufficient for payment of the interest due, Party B has the right to charge liquidated damages on the unpaid amount of interest falling due at the rate of 0.1 % per day on behalf of Party A.

ARTICLE 7 INTEREST OVERDUE

If Party C fails to make repayment in accordance with the repayment schedule or reach any agreement on extension of the loan, it shall constitute overdue loan. Party B shall have right to charge the overdue interest on the amount of the loan overdue in accordance with the interest rates stipulated by the People's Bank of China on behalf of Party A. If the People's Bank of China changes the interest rates, such changed rates shall apply.

ARTICLE 8 CONDITIONS PRECEDENT TO DRAWDOWN

Party C can make drawdown only after the following conditions are satisfied in full:

1. Party C has opened loan account and relevant settlement account with Party B or its branches.

2.    This Contract has become duly effective.

3. Party C has submitted Party B the name list and specimen signatures of the personnel(s) who has the right to execute this Contract and the documents and instruments hereunder for and on behalf of itself.

4. Party B have received the "application for drawing the entrust loan" submitted by Party C.

5.    The conditions to drawdown agreed by the parties hereto.

ARTICLE 9 DRAWDOWN PLAN

After effectiveness of this Contract, Party C must apply for using the loan under this Contract within five working days in lump sum. If Party C needs to make an early drawdown, it must obtain the consent from Party A and Party B.

ARTICLE 10 REPAYMENT AND EARLY REPAYMENT

1. Party C must repay the principal of the loan under this Contract within five working days upon the expiration of this Contract.

2. Should the Share Transfer and Debt Restructuring Agreement between Beijing Med-pharm Corporation and Wanhui Group executed on the same day as this Contract (the "SHARE TRANSFER AND DEBT RESTRUCTURING AGREEMENT") be approved by the examination and approval authority prior to the expiration of this Contract, Party C shall arrange the repayment of the loan hereunder promptly upon the receipt of advance payment notice from Party B providing Beijing Med-pharm Corporation has become the shareholder of Party C and has input the amount of capital increase to Party C.

3. Should the Share Transfer and Debt Restructuring Agreement be terminated for reasons not attributable to Beijing Med-pharm Corporation, the principal and interests hereunder shall become due immediately. Party C shall repay all the principal, interests and fees within two working days upon the receipt of advance payment notice from Party B.

4. Should the Share Transfer and Debt Restructuring Agreement be terminated for reasons attributable to Beijing Med-pharm Corporation, the Contract shall be terminated. Party C shall repay the principal hereunder within two working days upon the receipt of advance payment notice from Party B.

ARTICLE 11 CERTIFICATE OF INDEBTEDNESS

Party B shall record all the principal, interest, expenses and any other sums owed by Party C under this Contract in the internal account book of Party B. This record and the instruments and receipts normally occurred and maintained by Party B in the course of its handling the drawdown, repayment of principal and payment of interest by Party C shall be the valid evidence of the credit right and debt between Party A and Party C.

ARTICLE 12 SECURITY

The security of the principal and interest (including default interest and relevant expenses) shall be provided separately in the Share Transfer and Debt Restructuring Agreement.

ARTICLE 13 REPRESENTATIONS AND WARRANTIES OF PARTY A

1.    Party A hereby represents as follows:

      (1) The loan supplied by Party A belongs to its own lawful funds which it may freely disburse.

      (2) Party A shall have the right to undertake the activities under this Contract in the light of the laws, policies and its own rules and systems.

      (3) Party A executes and performs this Contract voluntarily, which represent its true intention and have obtained all necessary lawful authorizations, and the formalities necessary for execution and performance of this Contract by Party A have been completed.

      (4) The borrower of the entrusted loan under this Contract is designated by Party A; the usage, interest rate and term of the loan are all confirmed by Party A.

      (5)   The risks of loan losses under this Contract shall be borne by Party
            A. Party B shall not bear any risks of loan losses.

2.    Party A hereby warrants as follows:

      (1) It will deposit its own funds into savings account of the entrusted loan in accordance with Article 4 of this Contract, and guarantee that balance of the account shall be no less than the fund that Party C will draw upon under this Contract.

ARTICLE 14 REPRESENTATIONS AND WARRANTIES OF PARTY B

1.    Party B hereby represents as follows:

      (1) Party B is eligible to execute this Contract and the relevant documents, and has the right to perform the rights and obligations under this Contract.

      (2) Execution of this Contract by Party B shall not be deemed as providing security for Party C by Party B.

2.    Party B hereby warrants as follows:

      (1) It will assist Party A in examining Party C's credit and handling relevant lending formalities.

      (2) It will advance the loan as per the provisions of this Contract and assist Party A to recover the principal and interest of the loan.

      (3) It undertakes that it will not increase interest at will or do so in a disguised form.

ARTICLE 15 REPRESENTATIONS AND WARRANTIES OF PARTY C

1.    Party C hereby represents as follows:

      (1) Party C has the civil legal capacity and capacity for civil acts required for execution and performance of this Contract, and can independently assume the civil responsibilities.

      (2) Party B executes and performs this Contract voluntarily, which represent its true intention and have obtained all necessary lawful authorizations. The above-mentioned authorization and execution and performance under such authorization does not breach the Articles of Association of Party C or any laws and regulations or contract binding on Party C. And the formalities necessary for execution and performance of this Contract by Party C have been legally and validly completed.

      (3) All documents, information, statements and vouchers provided by Party C to Party A and Party B for obtaining the loan under this Contract are precise, true, complete and valid.

      (4) Party C does not hide any event occurred or threatening to occur which may make Party A disagree to provide the loan under this Contract.

2.    Party C hereby warrants as follows:

      (1) It will use the loan in accordance with the purpose provided in this Contract, and will not occupy the loan by way of misappropriation or inappropriate disbursement.

      (2) It will repay the principal and pay the interest as well as relevant expenses in accordance with the repayment schedule under this Contract.

      (3) It will provide credit certification and/or the most updated financial statements as requested by Party B.

      (4) No matter that Party C has entered into or will enter into any counter security agreement or like agreement with the security provider regarding the latter's obligations of providing security, such agreement shall prejudice any right and interest of Party A under this Contract in law or in fact.

      (5) It shall accept the credit inspection and supervision by Party B, and provide sufficient assistance and cooperation.

      (6) It will not reduce its registered capital by any means; will not conduct any material change in ownership or any adjustment of its method of business operation without the written consent from Party A.

      (7) It will inform Party A and Party B in a timely manner if it provides any credit guarantee or creates any mortgage or pledge over its own assets for a third party.

      (8) The order of priority of the debt repayment by Party C under this Contract shall not be lower than that of the debts of same kind owing other creditors.

      (9) Party C undertakes to inform Party A and Party C within 3 days after the following events occur:

                  an event of default occurs under this Contract and any loan contract or security contract it entered into with any department or branch of the CITIC Industrial Bank, other banks or non-banking financial institutions or entities;

                  any change in the subordination relationship of Party C or its senior management, amendment to its Articles of Association, or any adjustment of its organizational structure;

                  Party C encounters severe difficulty(ies) in its business operation or its financial situation deteriorates;

                  material dispute on credit right and debt incurred by Party C leading to law suit or arbitration, etc.

3. The representations and warranties made by Party C in this Article shall be continuously valid and shall be deemed as being repeated by Party C when this Contract is amended, supplemented or modified.

4. Party C acknowledges that the execution of this Contract by Party A and Party B is based on the confidence in the above-mentioned representations and warranties.

ARTICLE 16 EVENT OF BREACH AND LIABILITY OF BREACH

1.    Any of the following events constitutes a default by Party C under this
      Contract:

      (1) Party C fails to use the loan in accordance with the usages provided in this Contract;

      (2) Party C fails to pay the commission fee to Party B on time in accordance with this Contract;

      (3) Party C fails to repay the amount of principal or pay the amount of interest falling due or other sums payable in accordance with this Contract;

      (4) Party C violates any warranty made in Article 15 or any of its representations is untrue.

      (5) Party C violates any other provisions in respect of its obligation under this Contract.

2. In case of occurrence of the above-mentioned events of default, Party C shall notify Party A and Party B in time, and Party B may, upon obtaining consent from Party A, take the following actions individually or simultaneously:

      (1) to demand Party C to correct its acts of default within limited period of time;

      (2)   to deduct the unpaid commission fee owned by Party C to Party B;

      (3) to declare immediate maturity of the principal and the interest under this Contract in whole, and demand Party C to immediately pay off the principal and interest of the loan and the expenses owed;

3.    Party B's events of default and consequence thereof

      (1) Party B rejects Party C's drawdown in accordance with the provision of this Contract without due reason;

      (2)   violation of any provision agreed in Article 14 of this Contract.

4. In the event of the above-mentioned events of default on the side of Party B, Party A or Party C has the right to take the following actions individually or simultaneously:

      (1)   to demand Party B to correct its act of default;

      (2)   Party C has the right of early repayment.

5. Occurrence of the following events shall constitute default by Party A under this Contract:

      (1) failure to deposit or remit the sufficient amount of fund to the savings account of the entrusted loan opened with Party B in accordance with the provisions of this Contract;

      (2)   the source of the entrusted loan is illegal or not regulatory.

6. In case of occurrence of the above-mentioned events of default, Party B or Party C has the right to take one or more actions as follows:

      (1) Party B or Party C has the right to demand Party A to correct the circumstances mentioned above within limited period of time;

      (2) Party C has the right to refuse to handle the entrusted loan business for Party A;

      (3)   Party C has the right of early repayment;

      (4) in case of any losses caused to Party B and Party C, it has the right to demand compensation from Party A.

ARTICLE 17 TAXATION

Party B shall withhold Party A's business tax and surcharge in accordance with law. In case of any adjustment of business tax and surcharge during the term of this Contract, Party B shall withhold the business tax and surcharge pursuant to the adjusted tax rate.

ARTICLE 18 EXPENSES

All the expenses (including but not limited to notary expense) in connection with this Contract shall be borne by Party C, unless otherwise stipulated by law or agreed in this Contract.

ARTICLE 19 ASSIGNMENT OF DEBT

1. Party C shall not assign any rights or obligations under this Contract to any third person without prior consent in writing by Party A.

2. Party C may, upon the prior consent in writing by Party A, assign the rights and obligations under this Contract to a third person, and the third person shall unconditionally observe all terms under this Contract.

ARTICLE 20 PERFORMANCE OF THE OBLIGATIONS AND WAIVER OF RIGHTS

1. Unless otherwise stipulated in this Contract, obligations of Party C under this Contract are independent and shall not be affected by the relationship between any party hereto and a third person.

2. Any tolerance, grace period or favor granted to Party C by Party A or deferred exercising of any rights under this Contract by Party A shall not affect, prejudice or limit all rights and interests enjoyed by Party A in accordance with this Contract, the laws and regulations, and shall not be deemed as any waiver of the rights and interests of Party A and Party B under this Contract.

ARTICLE 21 DISPUTE, JURISDICTION AND IMMUNITY

1. The PRC law shall be applicable to the execution, validity, interpretation and performance of this Contract and settlement of disputes. During the term of this Contract, any dispute or controversy arising out of or in connection with the performance of this Contract may be solved by consultation between the parties thereto. In case of failure to be solved by consultation, the three parties agree to accept the jurisdiction of the people's court in the locality of Party B.

2. All the provisions of this Contract shall be remain valid during the course of litigation. Party C shall not refuse to perform its obligations under this Contract by using settlement of the dispute as its excuse.

3. The execution and performance of this Contract by Party C and any activities related to this Contract carried out by it shall be civil acts. Party C is not and will not be entitled to take any economic or administrative measures against Party B or raise objection to or challenge any jurisdiction, trial and enforcement by reason that its organizations, conducts or assets enjoy any immunity rights.

ARTICLE 22 NOTICES

1. Any notices, request for payment and all kinds of communications under this Contract shall be delivered to the counterparty in accordance with the addresses and fax numbers under this Contract.

2. In case of any change to the address of any party, it shall promptly notify the other two parties.

3. Any notice, request or other correspondence given to Party A and Party C by Party B, including but not limited to those by way of telex, telegraph, facsimile or other means, shall be deemed as delivered once it has been dispatched; the mail shall be deemed as delivered on the third day from the date when the relevant letter has been registered and posted; where the correspondence is sent in person, it shall be deemed as having been delivered when the recipient signs the return receipt.

ARTICLE 23 CONDITIONS TO THE EFFECTIVENESS OF THE CONTRACT

This Contract shall come into force once the following conditions are satisfied at the same time and the term of validity shall run until the repayment of principal and payment of the interest of loan and other related expense hereunder in full:

1. this Contract has been signed by the legal representatives or authorized representatives of the three parties hereto and chopped with the official chops thereof;

2.    the security contract has become effective, if applicable.

ARTICLE 24 MISCELLANEOUS

1. This Contract may be amended and supplemented as agreed to by the three parties in writing; any amendment and supplement hereto shall constitute integral part of the Contract and shall have the equal legal effect with this Contract.

2. In case any provisions of the Contract become illegal, invalid or unenforceable due to any change in laws, regulations or judicial practice, and the legality, validity or enforceability of the remaining provisions of this Contract shall not be affected. Where the above occurs, the three parties shall cooperate closely to amend the relevant provisions of the Contract that have become illegal, invalid or unenforceable as soon as possible.

3. This Contract shall be five originals, each party holding one original, Wanhui Group and Beijing Med-pharm Corporation each holding one. All the originals shall have equal binding force.

PARTY A (official chop)                         By Legal Representative
                                                (or Authorized Representative):

PARTY B (official chop)                         By Legal Representative
as the entrusted party                          (or Authorized Representative):

PARTY C (official chop)                         By Legal Representative
                                                (or Authorized Representative):

                                   SCHEDULE 5

                     PRINCIPAL AND ACCRUED INTERESTS OWED TO
             THIRD PARTY OTHER THAN WANHUI GROUP AND ITS AFFILIATES

The aggregate amount and accrued interest owing by the Company to any third party other than Wanhui Group and its Affiliates is RMB 4.020,000.00 yuan as of the Base Date, and RMB 4,097,250.00 yuan as of September 30, 2004.

                                   SCHEDULE 6

                   LIST OF DOCUMENTS PROVIDED BY WANHUI GROUP

1.    INFORMATION OF THE COMPANY

1.1 Documents evidencing the establishment of Beijing Wanwei Pharmaceutical Co. Ltd. (the "COMPANY")

      1.1.1 Promoter agreement entered by and between the Material Supplying Company of Beijing Pharmaceutical General Corporation (in Chinese, (Chinese Characters)) ("MSC") and Beijing Weierkang Pharmaceutical Information Consultation Co. Ltd. (in Chinese, (Chinese Characters)) ("WRK") as of November 25, 1998;

      1.1.2       Shareholders' name list of the Company;

      1.1.3 The name list of the Company's board members, manager, and supervisors;

      1.1.4 The approval issued by Beijing Municipal Pharmaceutical Administrative Bureau ("BJPAB") to Beijing Wanhui Pharmaceutical Group ("WANHUI GROUP")[(98) Jing Yiyaoju Shang Guan Zi No. 318] on December 1, 1998, on the incorporation of the Company by MSC and WRK;

      1.1.5 The confirmation letter issued by Beijing Municipal State-owned Assets Administrative Bureau ("BJSOAAB") (Jing Guozigu [1998] No. 631) on December 31,1998, regarding the appraisal result on the assets to be contributed into the Company by MSC;

      1.1.6 The reply issued by Beijing Health Bureau ("BJHB")(Jing Wei Yao Zi [1999] No. 9) on January 11, 1999, regarding its approval with respect to the change of the name by MSC from the Material Supplying Company of Beijing Pharmaceutical General Corporation into Beijing Wanwei Pharmaceutical Co. Ltd.

      1.1.7 The capital verification report issued by Fangyuan Certified Public Accountants dated January 5,1999 with respect to the contribution of both shareholders of the Company, i.e. MSC and WRK;

1.2 Documents evidencing the change of the share structure and existing of the Company

      1.2.1 Share transfer agreement entered by and between MSC and Wanhui Group as of August 15, 2000 with respect to the transfer by MSA of all its equity interest in the Company to Wanhui Group;

      1.2.2 Shareholders' meeting resolution dated August 15, 2000, with respect to the share transfer from MSC to Wanhui Group as provided in 1.2.1 above;

      1.2.3 Registration documents filed with the registry authority with respect to the above shareholder change dated August 21, 2000;

      1.2.4 The amended Articles of Association of the Company evidencing the change of shareholders;

      1.2.5       Amended Shareholders' name list of the Company;

      1.2.6 The registration document filed with the registry authority with respect to the newly-elected board member, Mr. Wang Yuexing, including that of the Shareholders' Meeting, and newly-engaged manager, Mr. Guo Yong;

      1.2.7 The name list of the Company's board members, manager, and supervisors as amended;

      1.2.8 The amended Articles of Association of the Company filed with the registry authority evidencing the increase of director, with the number of directors being six;

      1.2.9 The registration document filed with the registry authority with respect to the newly-elected board member, Mr. Guo Yong;

      1.2.10 The amended Articles of Association of the Company filed with the registry authority evidencing the increase of director, with the number of directors being seven;

      1.2.11 Brief information of the directors of the Company which are registered with registry authority as of February 9, 2003;

      1.2.12 The business license (Registration No. 1101031514657(2-1)) of the Company evidencing that the Company has passed the annual inspection of the year of 2003; and

      1.2.13 Documents with respect to the share transfer from Beijing Weierkang Pharmaceutical Information Consultation Co. Ltd. to Wenxin.

1.3   Governmental approval certification relating to the Company;

      1.3.1 State-tax registration certificate (Jing Guo Shui Zi No. 110103700215459) issued on August 25, 1999;

      1.3.2 Local-tax registration certificate (Jing Di Shui Zi No. 110103700215459000) issued on August 14, 2002;

      1.3.3 The Medicine Distribution Permit of the Company issued by Beijing Drug Administration Bureau ("BJDA") on October 8, 2002 (Jing 100021);

      1.3.4 The Medical Appliances Distribution Permit of the Company issued by BJDA on December 20, 2002;

      1.3.5 The GSP Certificate of the Company issued by State Food & Drug Administration Bureau ("SFDA") (No. A-BJ02-010) on April 3, 2003

2.    FINANCING ARRANGEMENT

2.1   Facility advanced by Wanhui Group

      2.1.1 Facility agreement between the Company and Wanhui Group on the advancing of RMB 800,000.00 yuan working capital dated March 8, 2000;

      2.1.2 Facility agreement between the Company and Wanhui Group on the advancing of RMB 9,000,000.00 yuan working capital dated March 9, 2000;

      2.1.3 Facility agreement between the Company and Wanhui Group on the advancing of an 11-month facility of RMB 30,000,000.00 yuan dated May 14, 2000;

      2.1.4 Facility agreement between the Company and Wanhui Group on the advancing of a three-month facility of RMB 8,500,000.00 yuan dated August 14, 2000.

      2.1.5 Facility agreement between the Company and Wanhui Group on the advancing of RMB 7,000,000.00 yuan dated July 9, 2004.

      2.1.6 List of all credit and debts between the Company and Wanhui Group or its affiliates (up to April 30, 2004).

2.2   Fund-raising from Employees.

      2.2.1       Four copies of receipts regarding fund raising from employees.

      2.2.2 Copies of confirmation letter given by relevant employees regarding the principal, amount outstanding and the interest up to September 30, 2004.

2.3   Other credits and debts

      List of all other credits and debts between the Company and other third party, in addition to above 2.1. and 2,2.

3.    MATERIAL AGREEMENTS

3.1   Real Estate Lease Agreement

      3.1.1 Agreement between Wanhui Group and the Company with respect to the joint-use of the office building and warehouse owned by Wanhui Group. The title certificates of relevant land and buildings.

      3.1.2 the Warehouse sub-lease Agreement between the Company and Shiyao Group Zhongnuo Pharmaceutical (shijiazhuang) Co. Ltd.

3.2   Agreement with important customers

      3.2.1 Master purchase agreement between the Company and Shandong Zhengda Furuida Pharmaceutical Co, Ltd. for the year of 2004;

      3.2.2 The purchase and sale agreement between the Company and Beijing Wanhui

                  Shuanghe Pharmaceutical Co. Ltd from March 1, 2004 to February 28, 2005;

      3.2.3 The purchase and sale agreement between the Company and Beijign Shuanghe Pharmaceutical Co. Ltd. for the year of 2004;

      3.2.4 The exclusive agent agreement between the Company and Beida Pharmaceutical Co. Ltd. for certain products in the area of Beijing for the year of 2004;

      3.2.5 The purchase and sale agreement between Guangzhou Pharmaceutical Co. Ltd. and the Company related to the distribution by the Company of the drugs distributed by Guangzhou Pharm for the year of 2004;

      3.2.6 The commercial agent agreement between Beijing Shuangji Pharmaceutial Co. Ltd. ("SHUANGJI PHARM") and the Company with respect to the exclusive distribution by the Company of certain drugs of Shaugnji Pharm in the area of Beijing in the year of 2004;

      3.2.7 The distribution agreement between the Company and Chengdu Dekun Pharmaceutical Co. Ltd. for the year of 2004;

      3.2.8 The exclusive distribution agreement between the Company and Guizhou Weimen Pharmaceutical Co. Ltd. for the year of 2004;

      3.2.9 The exclusive distribution agreement between the Company and Shandong Shanda Kangnuo Pharmaceutial Co. Ltd. for certain product in the area of Beijing for the year of 2004;

      3.2.10 The sales agreement between the Company and Sichuan Tianqi Pharmaceutical Co. Ltd. for the year of 2004;

      3.2.11 The Purchase and Sale Agreement entered by and between the Company and Beiing Fengkecheng Pharmaceutical Co. Ltd. for the year of 2004;

      3.2.12 The Purchase and Sales Agreement entered by and between the Company and Beijing Kaixing Pharmaceutical and Technology Development Center for the year of 2004;

      3.2.13 The Agency Agreement entered by and between the Company and Shenzhen Ruilin Pharmaceutical Co. Ltd. for the year of 2004.

3.3   Service agreements of the Company

      Software service agreement between the Company and Beijing Chuangtianyuan Computer Co. Ltd in 2004 to provide software service, hardware service and additional service with the term from May 1st 2004 to April 30th 2005 at the service fee of 8,000 RMB.

4.    FINANCIAL INFORMATION

4.1 the balance sheet, cash-flow statement and profit and profit distribution statement of the fiscal year of 2002 of the Company;

4.2 the balance sheet, cash-flow statement and profit and profit distribution statement of the fiscal year of 2003 of the Company;

4.3 the cash-flow statement and profit and profit distribution statement of the fiscal quarter of 2004 of the Company;

4.4   audit report for the years of 2001, 2002 and 2003;

4.5 the balance sheet of the Company on the day of the execution date [TO BE PROVIDED].

5.    HUMAN RESOURCES

5.1 General description of the human resources of the Company, including the total number of employees and number of categories (divisions and functions), education background and ages of the employees, and employee benefit;

5.2 Instruction on various positions, including that of salesman, senior sales representative, junior sales representative, middle-ranking clerk, purchasing representative;

5.3   Resumes of key employees;

5.4   Documents related to the dismissal of 47 employees by the Company;

5.5 The commercial insurance agreement with one PRC insurer on the complex insurance to employees;

5.6 Samples of current employment contracts and labor service agreement and summary of all such documents.

6.    DOCUMENTS RELATED TO THE SUBSIDIARIES OF THE COMPANY

6.1   Business Licenses of the three subsidiaries;

6.2   Articles of Association of the three subsidiaries;

6.3   The latest financial reports of the three subsidiaries.

                                   SCHEDULE 7

                          OFFICE LEASE AGREEMENT (FORM)

LESSOR: BEIJING WANHUI PHARMACEUTICAL GROUP (hereinafter referred to as the "PARTY A")
             Registered Address: 30 Hetao Yuan, Guandongdian Bei Jie,
                                 Chaoyang District, Beijing
             Legal Representative: Wang Zhao Yi
             Title: General Manager
             Telephone Number: [        ]
             Postcode: [         ]

LESSEE: BEIJING WANWEI PHARMACEUTICAL CO. LTD (hereinafter referred to as the "PARTY B")
           Legal Representative; 25 A, Beilizhongqu, Dong Huashi,
                                 Chongweng District, Beijing
           Legal Representative: [        ]
           Title: [        ]
           Telephone Number: [        ]
           Postcode: [        ]

WHEREAS:

(1) Party A owns the title to the office referred herein. Such office is being occupied and used by Party B pursuant to an agreement ("PREVIOUS AGREEMENT") entered by and between Party A and Party B dated October 20th 1999;

(2) For the purpose to further regulate the relationship between Party A and Party B, both Parties desire to replace the Previous Agreement with this Agreement.

Upon the amicable negotiation between Party A and Party B, the following provisions have been agreed to regarding the lease of the office, located at 25 A Building, Beilizhongqu, Dong Huashi, Chongweng District, Beijing, own by Party A (hereinafter referred to as the "OFFICE") to Party B:

ARTICLE 1. Party A shall lease Party B the properties located at 25 A Building, Beilizhongqu, Dong Huashi, Chongweng District, Beijing for the purpose of conducting its business. The occupied area of the Office is 399 square meters and the floor area is 1,037 square meters (among which 778 square meters over ground and 259 square meters under ground).

1.1 The drawing and detailed map of the Office shall be attached hereto and constitute integral part to this Agreement.

1.2 Party B warrants that it shall use the Office only for conducting its business and without the prior written consent from Party A, Party B shall not change the usage of the Office nor sub-lease the Office to any third party.

ARTICLE 2. TERM OF THE LEASE

2.1 Party A and Party B agree that the term of the lease is three years, commencing from January 1, 2005 , ending on December 31, 2007.

2.2 Party A shall continue to lease the Office to Party B from the execution date of this Agreement in accordance with the terms and conditions of this Agreement. Party A and Party B acknowledge hereby that Party A has performed its obligation under this Article 2.2.

2.3   After the expiration of the term of the lease as provided in the above
      Article 2.1, if Party B has not breached any provisions herein during the lease term, in case Party A still desires to lease the Office, Party B shall has the pre-emptive right to rent it.

2.4 Party A and Party B acknowledge hereby that after the expiration of the term of the lease provided hereunder, all of the decoration and the equipments and facilities as invested, added and replaced by Party B upon the fact that the Office shall belong to Party A free from extra charge.

2.5 Party B shall empty the Office and return it to Party A 10 days following the expiration of the term of the lease provided herein. In case Party B delays to return the Office, Party B shall pay Party A for the delay period the rental calculated on the daily basis with the same price and method provided herein. In case Party B delays to return the Office over 60 days, Party A shall have the right to expropriate all the deposit paid by Party B for renting the Office.

2.6 In case Party B desires to continue to rent the Office after the expiration of the term of the lease provided under Article 2.1, it shall inform Party A in writing 30 days prior to the expiration of the term of the lease. Having obtained the written consent from Party A, both Parties may enter into a separate agreement on the renewal.

ARTICLE 3. RENTAL AND RENTAL PAYMENT, TAXATION AND THE TAX PAYMENT

3.1 Party A and Party B agree that within ten days following the execution date of this Agreement, Party B shall pay Party A the deposit equal to three-month rental at the sum of RMB141,660.00. Should there is no breach of this Agreement by Party B during the lease term, Party B shall empty the Office and return it to Party A upon the expiration of the term of the lease in accordance with the terms and conditions in this Agreement. Where Party B furnishes Party A at the same time with the evidence as its full payment of all kinds of expense in relation to using of the Office (including water, power, heating, property management and whatsoever at Party B's expense), Party A shall refund the deposit to Party B within ten days free from any extra charge. Should Party B breaches any of the provisions herein during the lease term, Party A shall have the right to retain the deposit upon the expiration of this Agreement.

3.2 Party A and Party B agree that within the term of the lease, the rental of the Office shall be RMB 2.00 per square meter (for the floor area) per day for the over-ground part and RMB 1.00 per square meter (for the floor area) per day for the under-ground part. The monthly rentals shall be calculated and paid by Party B on the basis of 30 days. According to this method, Party B shall pay the rental to Party A at the amount of RMB 54450 per month, and accumulatively RMB 1,969,920.00 throughout of the term of the lease.

3.3 Party B warrants that except as otherwise provided in this Agreement, within the term of the lease, Party B shall bear all the expenses of water, power, property management, gas, telephone and heating arising from its using of the Office. Party B shall pay the expenses of water, power, gas and telephone on the monthly basis, based on the respective volumes it actually used in the previous month and at the rates provided by the Beijing Municipal Government regarding the industrial using of water, power, gas and telephone.

3.4 Party A and Party B shall bear all kinds of levies and taxes respectively in respect of the property lease in accordance with the relevant regulations promulgated by the Beijing Municipality.

3.5 Party A and Party B agree that from the execution date of this Agreement, Party B shall, within the first 7 days of the first month of each quarter, pay the rentals of that quarter to Party A at the amount of RMB 164160 in a lump.

ARTICLE 4. MAINTENANCE AND DECORATION OF THE OFFICE DURING THE LEASE TERM

4.1 During the term of the lease, Party B can at its own discretion decorate the Office, or install any equipments or facilities as necessary for conducting its business. Party B shall notify Party A in writing before the construction and furnish the decoration schedule and the construction drawing for Party A's record. Only having obtained the prior written consent from Party A, Party B shall apply with the relevant authorities to complete all the related formalities to the construction.

4.2 During the term of the lease, Party B shall be responsible for the repair of the Office during the lease term at its own cost.

ARTICLE 5. CHANGE AND TERMINATION OF THE LEASE TERM

5.1 During the term of the lease, except as otherwise agreed in this Agreement, neither Party A nor Party B shall terminate this Agreement unilaterally.

5.2 Except as otherwise agreed in this Agreement, in case Party B fails to pay the rental as provided in Article 3, Party A shall have the right to deduct the equal amount from the deposit paid by Party B. In case Party B fails to pay the rental over 30 days after the deposit is deducted to zero, Party A shall have the right to terminate this Agreement and take the Office back.

5.3 During the term of the lease, if Party A intends to sell the Office, Party B shall have the pre-emptive right to purchase the Office under the equal conditions.

ARTICLE 6. RIGHTS AND OBLIGATIONS OF PARTY A:

6.1 Party A undertakes to make the Office available to Party B at the date as provided in this Agreement.

6.2 Party A warrants that during the term of the lease, it shall not to interrupt the use of the Office by Party B.

6.3 Except as otherwise agreed in this Agreement, during the term of Party B's using of the Office, Party A shall not withdraw Party B's use right of the Office nor request Party B to share the Office with any third party, otherwise Party A shall compensate Party B for all the loss it suffered as a result.

6.4 I Party A warrants that it possesses the integrity ownership upon the Office.

ARTICLE 7. RIGHTS AND OBLIGATIONS OF PARTY B

7.1.1 After the expiration of the term of the lease provided herein, this Office shall be returned to Party A on time without detriment to any equipment and/or facility of this Office.

7.2 Party B shall, on time, pay the rental, and all the expenses of water, electricity, gas, telephone, heating, etc. in respect of this Office.

7.3 During the term of the lease, Party B shall guarantee that it will use this Office safely and take good care of the facilities of this Office.

7.4 During the term of the lease, Party B shall assume the liabilities and debts occurred during the usage of this Office.

7.5 During the term of the lease, Party B shall, without the prior written consent from Party A, have no right to sub-lease, and/or lend, and/or transfer this Office to any third party for use, nor use the Office for any other purposes.

7.6 During the term of the lease, Party B has no right to create any mortgage, pledge, lien or other third party's right in any form on the office.

7.7 Party B shall strictly comply with the provisions specified in the relevant laws, regulations and local regulations in Beijing and various stipulations provided by Party A. In case of the breach of the above provisions, it shall compensate Party A all losses arising therefrom.

7.8 Party B shall, without the prior written consent by Party A, not affix, hang logos and advisement on the outside wall, door and window, and public area. In case of the breach of this obligation, Party A shall have the right to remove the hangings and advisement. Thus, all the expenses for it shall be assumed by Party B on its own.

7.9   Party B shall not contact with third party in the name of Party A.

7.10 Party B shall be liable to all matters in detriment to the Office during the term of the lease.

ARTICLE 8. In case that any force majeure events cause the Agreement to be delayed in performance in part or in full, the parties shall not liable to this delay. However, the party sufferring this force majeure shall inform in writing the other party of this event within 24 hours from the moment when such force majeure occurrs, and provide the other party the relevant evidence documents issued by the competent authority within 7 days from the date the event happened. If the performance of this Agreement is delayed more than 90 days due to such force majeure events, the parties shall otherwise consult about the performance of this Agreement.

ARTICLE 9. The parties agree that they shall keep secret for the business and technology secrecy acquired from performing this Agreement or obtained pursuant to its current knowledge and experience, and for all relevant matters concerning this Agreement and its schedule (hereinafter collectively referred to as the "Business Secrets"). Without the prior written consent from other party, any party shall not disclose the Business Secrets to any third party, and / or take any method to use the Business Secrecy to conduct competitive business with other party, and / or use the Business Secrets to achieve profits for its own or third party. The stipulation specified herein shall continue to be effective after the termination of this Agreement.

ARTICLE 10. Any notice and /or other written documents during performing the Agreement shall be sent to the following addresses by hand, and / or by fax, and / or by express:

Party A: Beijing Wanhui Pharmaceutical Group

Registered Address:
Post Code:
Telephone Number:
Facsimile Number:

Person for contact:

Party B: Beijing Wanwei Pharmaceutical Co. Ltd.

Registered Address:
Post Code:
Telephone Number:
Facsimile Number:
Person for contact:

In the case of any notice and / or written documents sent by hand, the date of service is the next day when they are delivered to the above addresses. In the case of any notice and / or written documents sent by fax, the date of service is the date when they are faxed out. In the case of any notice and / or written documents sent by express, the date of service is the fifth day from the next date when the express is sent out.

In case of any changes on the matters concerning the above contact method of any one party during performing this Agreement, the party shall notify the other party within 3 days from the date such changes occurred. If the other party is not notified overdue, it shall, in terms of this article, be deemed to have sent to the party by sending the notice and / or written documents to the above address.

ARTICLE 11. Where any one party or two parties did not perform, or not properly perform, or not perform according to the terms and conditions of this Agreement the any obligations or responsibilities, including action or omission, such actions shall be constituted the breach. Accordingly, the non-default party shall have the right to require the default party to pay liquidated damages to it by the following methods. If the liquidated damages paid by the default party fails to make up the losses suffered by non-default party, the non-default party shall have the right to continue to request the default party to indemnify the potion of loss beyond the liquidated damages suffered by it.

11.1  Should Party B fail to pay the rent beyond 10 days in accordance with this
      Article 3, Party A shall have the right to deduct the relevant amount from the deposit paid by Party B and keep the remaining as liquidated damages. Even after the expiration of this Agreement, Party A has the right to refuse to return any of such deposit.

11.2 If Party A fails to deliver Party B the Office to use in accordance with the terms and conditions of this Agreement, it shall be reliable to pay the liquidated damages at the rate of at the rate of 0.21% of the total rent of that month overdue on daily basis.

11.3 In case of termination of this Agreement by Party B during the term of the lease, Party A shall not refund the rentals that have been paid by Party
      B. Meanwhile, Party A shall have the right to expropriate all the deposits paid by Party B.

ARTICLE 12. The parties agree that the Agreement signed on October 20, 1999 by and between Party A and Party B shall be immediately terminated from the date this Agreement comes to effect.

ARTICLE 13. The parties agree that any amendment and termination of this Agreement shall be made by both parties with their consents after consultation. Any one party shall have no right to modify or terminate this Agreement unilaterally or by entering into any contract or other documents with other parties, unless set forth otherwise in this Agreement.

ARTICLE 14. Any disputes arising from this Agreement shall be resolved through the amicable consultation between both Parties. If the consultation fails, each party has the right to refer the dispute to the competent people's court where the Office is located. During the process of such actions, the parties shall continue to perform the provisions of this Agreement other than those under disputes and actions.

ARTICLE 15. The attachments hereto shall be the integral parts of this Agreement and have the same legal effect and force.

ARTICLE 16. This Agreement shall become effective upon it is signed by the authorized representative of both Parties.

ARTICLE 17. Any matters not provided by this Agreement shall be resolved separately by both Parties through mutual consultation and supplementary agreements. Such supplementary agreements shall be the integral parts of this Agreement and have the same legal effect and force. Such supplementary agreements shall prevail in the case of any not inconformity with this Agreement.

ARTICLE 18. This Agreement shall be in two originals. Each party shall hold one with the same legal force.

THE LANDLORD: BEIJING WANHUI PHARMACEUTICAL GROUP

Authorized representative

Date of signature

THE TENANT: BEIJING WANWEI PHARMACEUTICAL CO. LTD

Authorized representative:

Date of signature

                                   SCHEDULE 8

                        WAREHOUSE LEASE AGREEMENT (FORM)

LANDLORD:  BEIJING WANHUI PHARMACEUTICAL GROUP (hereinafter referred to as
           "PARTY A")
               Domicile: No. 129, West Xuanwumen Road, Xicheng District, Beijing Legal Representative: Wang Zhaoyi
               Title: General Manager
               Telephone Number: [        ]
               Postcode: [        ]

TENANT: BEIJING WANWEI PHARMACEUTICAL CO. LTD (hereinafter referred to as "PARTY B")
               Domicile: 3/F, 25 A, Beilizhongqu, Donghuashi, Chongwen District,
                         Beijing
               Legal Representative: Guo Yong
               Title: Chairman
               Telephone Number: [        ]
               Postcode: 100062

WHEREAS:

(1) Party A owns the title to the warehouse referred herein. Such warehouse is being occupied and used by Party B pursuant to an agreement ("PREVIOUS AGREEMENT") entered by and between Party A and Party B dated October 20th 1999;

(2) For the purpose to further regulate the relationship between Party A and Party B, both Parties desire to replace the Previous Agreement with this Agreement.

Upon the amicable negotiation between Party A and Party B, the following provisions have been agreed to regarding the lease of the warehouse, located at Xidian Village, Majuqiao Town, Tongzhou District, Beijing, owned by Party A (hereinafter referred to as the "WAREHOUSE") to Party B:

ARTICLE 1.

Party A shall lease to Party B the properties located at Xidian Village, Majuqiao Town, Tongzhou District, Beijing for the purpose of warehousing. The occupied land area of the Warehouse is 18,126 square meters and the floor area is 7,015 square meters.

1.1 the layout and detailed location map of the Warehouse shall be attached hereto and constitute integral part of this Agreement.

1.2 Party B warrants that it shall use the Warehouse only for warehousing and without the prior written consent from Party A, Party B shall not change the usage of the Warehouse nor sub-lease the Warehouse to any third party.

ARTICLE 2. TERM OF THE LEASE

2.1 Party A and Party B agree that the term of the lease is three (3) years, commencing from January 1, 2005, ending on December 31, 2007.

2.2 Party A shall tender the Warehouse to the use of Party B from the execution date of this Agreement in accordance with the terms and conditions of this Agreement. Party A and Party B hereby acknowledge that Party A has performed its obligation under this Article 2.2.

2.3   After the expiration of the term of the lease as provided in the above
      Article 2.1, in case Party A still desires to lease the Warehouse and there has been no default of any kind on the part of Party B during the term of the lease, Party B shall has the pre-emptive right to rent it on the same conditions.

2.4 Party A and Party B hereby acknowledge that after the expiration of the term of the lease provided hereunder, all of the decoration and the fixed equipments and facilities as invested, added and replaced by Party B during the term of the lease shall belong to Party A free of extra charge.

2.5 Party B shall empty the Warehouse and return it to Party A within 10 working days following the expiration of the term of the lease provided herein. In case Party B delays in returning the Warehouse, Party B shall pay Party A for the delay period the rental calculated on the daily basis at the same the rate and in the same method provided herein. In case Party B delays in returning the Warehouse over 60 days, Party A shall have the right to expropriate all the deposit paid by Party B for renting the Warehouse.

2.6 In case Party B desires to continue renting the Warehouse after the expiration of the term of the lease provided under Article 2.1, it shall inform Party A in writing 30 days prior to the expiration of the term of the lease. Having obtained the written consent from Party A, both Parties may enter into a separate agreement on the renewal.

ARTICLE 3. RENTAL AND RENTAL PAYMENT, TAXATION AND THE TAX PAYMENT

3.1 Party A and Party B agree that within ten days following the execution date of this Agreement, Party B shall pay Party A the deposit equal to three-month rental in the sum of RMB170,464.5. Should there is no breach of this Agreement by Party B during the lease term, Party A shall return such deposit to Party B without paying any interests thereon within 10 days upon the expiration of the term of the lease. Should Party B breaches any of the provisions herein during the lease term, Party A shall have the right to retain the deposit upon the expiration of this Agreement.

3.2 Party A and Party B agree that within the term of the lease, the rental of the Warehouse shall be RMB 0.27 per square meters (for the floor area) per day for the Warehouse. The monthly rentals shall be calculated and paid by Party B on the basis of 30 days. According to this method of calculation, Party B shall pay the rental to Party A in the amount of RMB 56,821.5 yuan per month, and in aggregate RMB 2,045,574 throughout of the term of the lease.

3.3 Party B warrants that except as otherwise provided in this Agreement, within the term of the lease, Party B shall bear all the expenses of water, power, property management, gas, telephone and heating arising from its using of the Warehouse. At the same time when Party B empties the Warehouse, it shall provide Party A with the evidence that there are no outstanding expenses payable.

3.4 Party A and Party B shall bear all kinds of levies and taxes respectively in respect of the property lease in accordance with the relevant regulations promulgated by the Beijing Municipality.

3.5 Party A and Party B agree that from the execution date of this Agreement, within the first 7 days of the first month of each quarter, Party B shall pay the rentals of that quarter to Party A in the amount of RMB 170,464.5 in a lump sum.

ARTICLE 4. MAINTENANCE AND DECORATION OF THE WAREHOUSE DURING THE LEASE TERM

4.1 During the term of the lease, Party B may in its own discretion decorate the Warehouse, or install any equipments or facilities as necessary for conducting its business. Party B shall notify Party A in writing before the construction work and furnish the decoration schedule and the decoration and construction drawing for Party A's record. Only after having obtained the prior written consent from Party A, Party B shall apply with the relevant authorities to complete all the related formalities for the construction.

4.2 During the term of the lease, Party B shall be responsible for the repair of the Warehouse during the lease term at its own cost.

ARTICLE 5. CHANGE AND TERMINATION OF THE LEASE TERM

5.1 During the term of the lease, except as otherwise agreed in this Agreement, neither Party A nor Party B shall terminate this Agreement unilaterally.

5.2 Except as otherwise agreed in this Agreement, in case Party B fails to pay the rental as provided in Article 3, Party A shall have the right to deduct the equal amount from the deposit paid by Party B. In case Party B fails to pay the rental over 30 days after the deposit is deducted to zero, Party A shall have the right to terminate this Agreement and take the Warehouse back.

5.3 During the term of the lease, if Party A intends to sell the Warehouse, Party B shall have the pre-emptive right to purchase the Warehouse under the equal conditions. The purchase price shall be determined on the basis of the evaluation by an evaluation institution with required qualification recognized and appointed by the parties.

ARTICLE 6. RIGHTS AND OBLIGATIONS OF PARTY A

6.1 Party A undertakes to make the Warehouse available to Party B on the date as provided in this Agreement.

6.2 Party A warrants that during the term of the lease, it shall not interrupt the use of the Warehouse by Party B in compliance with the laws and this agreement.

6.3 Except as otherwise agreed in this Agreement, during the term of Party B's using of the Warehouse, Party A shall not withdraw Party B's right to use the Warehouse nor request Party B to share the Warehouse with any third party, otherwise Party A shall compensate Party B for all the loss it suffered therefrom.

6.4 If due to the fact the parcel of land where the Warehouse is located is allocated by the State and therefore Party A may have to pay any fees in respect of the lease, Party A warrants that it will pay such fees and the payment thereof will not prejudice the provisions of this Agreement.

6.5 If this Agreement can not be performed or fully implemented due to the reasons attributable to Party A, Party A shall procure for Party B a site with same conditions as the Warehouse (i.e. with GSP Qualification Certificate) and enable Party B to lease such site with the same or more favorable terms and conditions. If Party A fails to procure such replacement site, it shall bear all the expenses incurred by Party B in order to obtain such replacement site.

ARTICLE 7. RIGHTS AND OBLIGATIONS OF PARTY B

7.1 After the expiration of the term of the lease provided herein, this Warehouse shall be returned to Party A on time without detriment to any equipment and/or facility of this Warehouse.

7.2 Party B shall pay the rentals and all the expenses of water, electricity, gas, telephone, heating, etc. in respect of this Warehouse on time,.

7.3 During the term of the lease, Party B shall guarantee that it will use this Warehouse safely and take good care of the facilities of this Warehouse.

7.4 During the term of the lease, Party B shall assume the liabilities and debts occurred during the usage of this warehouse.

7.5 During the term of the lease, Party B shall, without the prior written consent from Party A, have no right to sub-lease, and/or lend, and/or transfer this Warehouse to any third party for use, nor use the Warehouse for any other purposes.

7.6 During the term of the lease, Party B shall have no right to create any mortgage, pledge, lien or other third party right in any form on the Warehouse.

7.7 Party B shall strictly comply with the provisions specified in the relevant laws, regulations and local regulations of Beijing and various stipulations provided by Party A. In case of the breach of the above provisions, it shall compensate Party A all losses arising therefrom.

7.8   Party B shall not contact with third party in the name of Party A.

7.9 Party B shall take good care of the items stored in the Warehouse, and it shall not store any items flammable, explosive, erosive or with special smell and any illegal items such as guns, ammunitions and drugs, otherwise, any economic and legal responsibilities arising therefrom shall be assumed by Party B solely.

7.10 Party B shall not affix or hang logos or advisements on the outside walls, doors and windows or any public area of the Warehouse without the prior written consent by Party A. In case of the breach of this obligation, Party A shall have right to remove such hanging items and advisements, all the expenses incurred therefor shall be assumed by Party B on its own..

ARTICLE 8.

In case that any force majeure events cause delay in performance of the Agreement in part or in full, the parties shall not be liable to such delay. However, the party suffering this force majeure shall inform in writing the other party of this event within 24 hours from the moment when such force majeure occurrs, and provide the other party with the relevant evidence documents issued by the competent authority within 7 days from the date the event happened. If the performance of this Agreement is delayed for more than 90 days due to such force majeure events, the parties shall otherwise consult with each other on the performance of this Agreement.

ARTICLE 9.

The parties agree that they shall keep secret the business and technology secrecy acquired from performing this Agreement or deduced pursuant to its current knowledge and experience, and for all relevant matters concerning this Agreement and its schedule (hereinafter collectively referred to as the "BUSINESS SECRETS"). Without the prior written consent from other party, any party shall not disclose the Business Secrets to any third party, and/or use the Business Secrecy by any means in business activities competitive with the other party, and/or use the Business Secrets to gain profits for its own or third party. The stipulation specified herein shall continue to be effective after the termination of this Agreement.

ARTICLE 10.

Any notice and/or other written documents during performing the Agreement shall be sent to the following addresses by hand, and / or by fax, and / or by express mail:

Party A:  Beijing Wanhui Pharmaceutical Group

          Address: No. 129, West Xuanwumen Road, Xicheng District, Beijing Post Code:
          Telephone Number:
          Facsimile Number:
          Attention:

Party B:  Beijing Wanwei Pharmaceutical Co. Ltd.

          Domicile: 3/F, 25 A, Beilizhongqu, Donghuashi, Chongwen District,
                    Beijing
          Post Code: 100062
          Telephone Number:
          Facsimile Number:
          Attention:

In the case of any notice and/or written documents sent by hand, the date of service is the next day when they are delivered to the above addresses. In the case of any notice and/or written documents sent by fax, the date of service is the date when they are faxed out. In the case of any notice and/or written documents sent by express mail, the date of service is the fifth day from the next date when the express mail is dispatched.

In case of any changes on the matters concerning the above contact method of any party during performing this Agreement, the party shall notify the other party within 3 days from the date such changes occurred. If the other party is not notified in time, the notice and/ or documents sent by such party to the above-mentioned addressee in accordance with this Article shall be deemed being served to the party whose address changes.

ARTICLE 11.

Any failure by any party or two parties to perform, or properly perform, or perform according to the terms and conditions of this Agreement any obligations or responsibilities hereof, including action or omission, shall constitute a default under this Agreement. Accordingly, the non-default party shall have the right to request the default party to pay liquidated damages to it by the following methods. If the liquidated damages paid by the default party fails to make up the losses suffered by non-default party, the non-default party shall have the right to continue to request the default party to indemnify the potion of loss beyond the liquidated damages suffered by it. The losses as mentioned above shall include, without limitation to, arbitration costs, attorney's fees, penalty, verification fees, fees for traveling and communication paid by the non-default party in connection with its request for default party's ceasing default acts and payment of the relevant liquidated damages, and/or any liquidated damages, compensation, penalty, verification fees, fees for traveling and communication paid by the non-default party to a third patty due to the default by the default party, together with such costs and fees for litigation or arbitration or attorney's fees so causes.

11.1  Should Party B fail to pay the rent beyond 10 days in accordance with this
      Article 3, Party A shall have the right to deduct the relevant amount from the deposit paid by Party B and keep the remaining as liquidated damages. Even after the expiration of this Agreement, Party A has the right to detain any of such deposit

11.2 In case of termination of this Agreement by Party B during the term of the lease, Party A shall not refund the rentals that have been paid by Party
      B. Meanwhile, Party A shall have the right to expropriate all the deposits paid by Party B.

ARTICLE 12.

The parties agree that the Agreement signed on October 20, 1999 by and between Party A and Party B shall be immediately terminated from the date when this Agreement comes to effect.

ARTICLE 13.

The parties agree that any amendment to and termination of this Agreement shall be made by both parties after reaching agreement thereon. Neither party shall have right to modify this Agreement on its own or by entering into any contract or other documents with third parties, or terminate this Agreement unilaterally, unless otherwise agreed in this Agreement.

ARTICLE 14.

Any disputes arising from this Agreement shall be resolved through the amicable consultation between both Parties. If the consultation fails, each party has the right to refer the dispute to the competent people's court where the Warehouse is located. During the process of such actions, the parties shall continue to perform the provisions of this Agreement other than those under disputes and actions.

ARTICLE 15.

The attachments hereto shall be the integral parts of this Agreement and have the same legal effect and force.

ARTICLE 16.

This Agreement shall become effective upon it is signed by the authorized representative of both Parties.

ARTICLE 17.

Any matters not provided by this Agreement shall be resolved separately by both Parties through mutual consultation and supplementary agreements. Such supplementary agreements shall be integral parts of this Agreement and have the same legal effect and force. Such supplementary agreements shall prevail in the case of any inconformity with this Agreement.

ARTICLE 18.

This Agreement shall be signed in two originals. Each party shall hold one original, which shall have the same legal force.

THE LANDLORD:
BEIJING WANHUI PHARMACEUTICAL GROUP

Authorized representative:

Date of signature:

THE TENANT:

BEIJING WANWEI PHARMACEUTICAL CO. LTD

Authorized representative:

Date of signature: